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                                                                     EXHIBIT 5.1

                               [ANDREWS & KURTH]
                                   LETTERHEAD

                                 August 2, 1994

Board of Directors
America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85034

Gentlemen:

     We have acted as counsel for America West Airlines, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock"), (ii) warrants to purchase Class B Common Stock (the "Warrants"), and (iii) senior unsecured notes of the Company (the "Senior Notes") (the Class B Stock, Warrants and Senior Notes are collectively referred to herein as the "Securities"), to be offered from time to time pursuant to Rule 415 under the Act by certain selling securityholders of the Company. The Securities are being issued pursuant to the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code as described in the Registration Statement (the "Plan of Reorganization"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

     In our capacity as counsel for the Company in connection with the registration by the Company and proposed issuance of the securities described herein, we have examined the charter and bylaws of the Company, and have examined the originals, or copies otherwise identified, of corporate records of the Company, as furnished to us by the Company, certificates, advices and assurances of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

     Based upon our examination as aforesaid, and subject to the assumptions and limitations herein set forth, we are of the opinion that:

          1. The shares of Class B Common Stock to be issued pursuant to the Plan of Reorganization have been duly authorized by all necessary corporate action on the part of the Company and such shares, upon issuance pursuant to and in accordance with the Plan of Reorganization, will constitute validly issued, fully paid and non-assessable shares of common stock of the Company.
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Board of Directors


America West Airlines, Inc.


August 2, 1994


Page 2



          2. The Warrants to purchase Class B Common Stock have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance of the Warrants pursuant to and in accordance with the Plan of Reorganization and the Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and by principles of equity.



          3. The Senior Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance of the Senior Notes pursuant to and in accordance with the Plan of Reorganization and the Indenture, the Senior Notes will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws and by principles of equity.



     In rendering the opinions set forth above, we express no opinion as to the adequacy or sufficiency of the consideration paid or to be paid or contributions made or to be made for any of the Securities in connection with the Plan of Reorganization.



     This opinion is limited in all respects to the corporate law of the State of Delaware, the laws of the State of New York and of the United States of America. To the extent any of such opinions relate to the corporate law of the State of Delaware, we have formed our opinion based solely upon a reading of the Delaware General Corporation Law. We express no opinion with respect to the laws or regulations of other jurisdictions applicable by virtue of conflict of laws or other principles.



     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."



                                          Very truly yours,



                                          /s/  ANDREWS & KURTH



1098/1146/2560:sfe